UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2016

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On July 25, 2016, Spok Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). There were 20,547,871 shares of common stock eligible to vote, of which 19,184,472 shares were represented by proxy at the Annual Meeting. The purpose of the Annual Meeting was to elect eight directors; to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “NEOs”); and to approve the Spok Holdings, Inc. 2016 Employee Stock Purchase Plan ("2016 ESPP"). No other business was transacted.
Nominees for election to the Board of Directors were approved by a plurality of the votes properly cast by holders of the common stock present by proxy at the Annual Meeting, each share being entitled to one vote. Shares withheld from voting on the election of directors, including broker non-votes, had no effect on the outcome of the election of directors. Eight directors were elected to hold office until the next annual meeting and until their respective successors have been elected or appointed.
The results of the election of the directors; the ratification of the appointment of Grant Thornton LLP; the advisory vote on the compensation of the Company’s NEOs; and the vote on the 2016 ESPP; were as follows:

Election of Directors:	Votes For	Votes Withheld	Broker Non-Votes
N. Blair Butterfield	17,607,173	157,932	1,419,367
Nicholas A. Gallopo	17,567,609	197,496	1,419,367
Stacia A. Hylton	17,609,333	155,772	1,419,367
Vincent D. Kelly	17,586,824	178,281	1,419,367
Brian O’Reilly	17,543,285	221,820	1,419,367
Matthew Oristano	17,560,246	204,859	1,419,367
Samme L. Thompson	17,540,106	224,999	1,419,367
Royce Yudkoff	17,539,713	225,392	1,419,367
Ratification of the Appointment of:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Grant Thornton LLP	19,067,596	103,999	12,877	—
Advisory Vote on the Approval of:	Votes For	Votes Against	Abstentions	Broker Non-Votes
NEO Compensation	17,581,216	161,698	22,191	1,419,367
Vote on the Approval of:	Votes For	Votes Against	Abstentions	Broker Non-Votes
2016 ESPP	16,221,399	1,508,831	34,875	1,419,367